Exhibit 99.1
Report of independent registered public accounting firm

Stockholders and Board of Directors
Grupo Vasconia, S. A. B.

Opinion on the consolidated financial statements

We have audited the accompanying consolidated statements of financial position of Grupo Vasconia S. A. B. and Subsidiaries (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2023, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IASB”).

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the accompanying consolidated financial statements, the Company has faced liquidity and solvency problems as a result of the decrease in margins and cash flows of its subsidiary Almexa Aluminio, S. A. de C. V. (Almexa), originated by various internal and market circumstances. As a result of this situation, as of June 2023, the Company and Almexa suspended the payments of the debt service contracted with their banking and stock market creditors, having previously received the consent of its creditors until the restructuring of these banking and stock market liabilities is agreed. As of that date and until the date of issuance of this report, the Company is in the process of negotiating with its banking creditors and holders of stock certificates, aimed at obtaining a definitive agreement on the long-term restructuring of these debts, for which monthly waiting agreements have been signed and extended with the objective, among others, of determining the form and times to implement and document the refinancing of the Company and Almexa. Due to this situation and having cross-default clauses in the debt contracts, in accordance with the provisions of International Accounting Standard 1, the bank and stock market debt contracted in the long term has been reclassified to short term, resulting in the consolidated financial statements as of December 31, 2023, presenting a negative working capital position.

These events or conditions raise substantial doubt about the Company's ability to continue as a going concern. To remedy this situation, the plans developed by the Company's management are described in Note 13 aforementioned, highlighting: i) achieving a long-term restructuring agreement with all its creditors; ii) ensuring that its subsidiaries generate sufficient cash flows for their operation and to cover the service of the restructured debt and; iii) obtaining fresh cash resources. The attached financial statements do not include adjustments that may arise due to this uncertainty.

Differences from U.S. generally accepted accounting principles

International Financial Reporting Standards as issued by the IASB vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in Note 23 to the consolidated financial statements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with International Standards on Auditing. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: relate to accounts or disclosures that are material to the consolidated financial statements and involved our especially challenging, subjective, or complex judgments.- The communication of critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Going concern evaluation

As mentioned in Note 13, management determined that its consolidated financial statements as at December 31, 2023, have been prepared under the assumption that it operates on a going concern basis. This going concern evaluation is considered a critical audit matter.

Our audit procedures, among other things, included the following, i) evaluate the plans of the administration to renegotiate the debt; ii) review the extensions granted by the creditors monthly; iii) evaluate the historical and projected information on operating profit or loss financial structure; iv) analyze the the feasibility of the future projects of the Company v) analyze the main financial ratios, key indexes and indicators of the industry in which the Company operates.

Assessment of recoverability of deferred tax assets

As discussed in Note 21 to the consolidated financial statements, as at December 31, 2023 the Company recorded deferred tax assets of $285,226,576 relating to tax losses incurred and temporary differences. The assessment of the recoverability of these deferred tax assets is dependent on the generation of future taxable income. Significant judgment and estimation is required to assess the sufficiency of future taxable income to utilize the recognized deferred tax assets. The Company uses projections of future taxable income in order to assess the probability that the deferred tax assets will be realized. Predicting future taxable income is dependent on assumptions and judgments regarding future market conditions, production rates, and intercompany sales. The Company determined that the realization of these deferred tax assets is probable.

The primary procedures we performed to address this critical audit matter to assess the Company’s estimate of future taxable income, include the evaluation of key assumptions in the model by comparing: (i) forecast of aluminum prices to published views of independent market participants, (ii) foreign exchange rates to external analyst estimates, and (iii) forecast sales to historical trends, approved budgets and committed sales volumes. We performed a sensitivity analysis over the key assumptions to assess their impact on the Company’s determination that the deferred tax assets were realizable.

CASTILLO MIRANDA Y COMPAÑÍA, S.C.

/s/ Carlos Enrique Charraga Sanchez

Carlos Enrique Charraga Sanchez

We have served as the Company’s auditor since 2018.

Mexico City, Mexico
March 12, 2024